Exhibit 99.1
Strata Acquires Keystone Perfusion, Creating Integrated Organ Recovery Platform, Diversifying into Other Medical Services
•Keystone is expected to generate approximately $65 million of revenue and approximately $13 million of Adjusted EBITDA(1) in the full-year 2025, with revenue expected to grow more than 50% in 2025 versus 2024
•Acquisition follows multi-year partnership between Strata and Keystone whereby Keystone has successfully recovered hundreds of organs on behalf of Strata customers
•$124 million acquisition represents an approximate 9x multiple of 2025 estimated Adjusted EBITDA(1); Keystone's go forward Free Cash Flow(1) conversion is expected to be approximately 80%

NEW YORK — (September 16, 2025) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), formerly known as Blade Air Mobility, Inc. (Nasdaq: BLDE), today announced that it has completed the acquisition of Keystone Perfusion Services LLC ("Keystone"), one of the largest organ recovery and normothermic regional perfusion ("NRP") service providers to the transplant industry and an industry leader in perfusion and other critical medical solutions for hospitals in non-transplant surgeries nationwide.

This transformative acquisition, combined with Strata's existing capabilities and its Trinity Medical Solutions subsidiary, creates the only full-service organ transplant service provider offering surgical recovery, NRP services, air and ground logistics and organ placement services while supporting any preservation or machine perfusion provider a customer may choose.

"Having partnered with Lou, Mike, Christie and the entire Keystone team for hundreds of successful organ recoveries using NRP, we've had a front-row seat to their unmatched skill coupled with leading tech-enabled communication and quality control," said Strata Co-CEO Will Heyburn. "Like our acquisition of Trinity, this opportunity was born out of the mutual respect and trust we built through a successful commercial relationship, giving us the first-hand experience we need to offer Keystone's services to our nationwide customer base with absolute confidence."

"Keystone’s NRP and recovery services enable us to say ‘yes’ to our transplant customers' requests to provide these additional critical services directly, which we have historically arranged for them through third-parties,” said Melissa Tomkiel, Co-CEO of Strata. “At the same time, we're establishing a platform to provide non-transplant-related solutions to new healthcare customers, a core tenet of our growth strategy following the divestiture of our passenger business, with such services representing more than half of Keystone's revenue."

(1) We have not reconciled the forward-looking Adjusted EBITDA and Free Cash Flow guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Exhibit 99.1
Tomkiel added, "The non-transplant services provided by Keystone represent a new addressable market opportunity for Strata in fragmented medical sectors with significant organic and inorganic growth opportunities.”

“Clients are seeking a trusted partner that not only delivers clinical expertise and exceptional service but a comprehensive solution encompassing rapidly deployable surgical and perfusion teams, equipment, logistics support, disposables, and critical transportation," said Louis Verdetto, CEO of Keystone Perfusion. "By joining Strata, Keystone becomes part of a platform built to do exactly that—across transplant services, perfusionist staffing for cardiac surgery, and the broader hospital sector.”
Verdetto added, “Our customers will see continuity in the people and services they already rely on, with the added benefit of broader infrastructure, advanced logistics, and integrated transportation capabilities that not only ensure every case runs seamlessly from recovery to delivery, but also create meaningful efficiencies and growth opportunities as we scale nationally.”

Transaction Details
•$124 million in upfront consideration consists of approximately 88% cash and 12% stock
•Stock consideration is subject to a minimum four-year lock-up, extended to seven years if Keystone management does not remain employed by Strata for a minimum of three years post-close
•Upfront consideration represents an approximate 9x multiple of 2025 estimated Adjusted EBITDA(1) of approximately $13 million; Keystone's go forward Free Cash Flow(1) conversion is expected to be approximately 80%
•By achieving gross profit growth of approximately 25% in each of 2026, 2027, and 2028, Keystone management may receive up to $23 million in earn-outs, paid in cash or up to 50% stock at Strata's option
•Founder and CEO Louis Verdetto, Michael Hancock and Christie Campbell all will remain in their current roles at Keystone post-closing and are eligible to participate in earn-out payments through 2028
•Additional information can be found in our acquisition presentation and our 8-K, both available at ir.srta.com

(1) We have not reconciled the forward-looking Adjusted EBITDA and Free Cash Flow guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Exhibit 99.1
Financial Outlook
We are updating our 2025 financial guidance to reflect the Keystone acquisition. The financial outlook below reflects the passenger business classified as discontinued operations for all periods in 2025.

For the full year 2025:

•Revenue: $180 to $190 million
•Adjusted EBITDA(1): $13 to $14 million

Full year 2025 guidance reflects the impact of the Keystone acquisition only from the closing date onward, consistent with the Company’s methodology for future reporting. Assuming the Keystone acquisition closed on January 1, 2025, the company would expect to generate:

•Revenue: $225 to $235 million
•Adjusted EBITDA(1): $22 to $24 million

We expect to provide 2026 guidance, inclusive of the impact of the Keystone acquisition, at our investor day, scheduled for the afternoon of Monday November 17, 2025 in New York City. We will provide more details regarding the investor day in the coming weeks.

About Strata Critical Medical
Strata Critical Medical provides time critical logistics solutions and specialized medical services to healthcare providers across the United States, strategically expanding its portfolio of services through acquisition and organic growth. Strata’s subsidiary, Trinity Medical Solutions, is an industry leader in air and ground transportation of human organs for transplant, leveraging Strata’s asset-light platform to reliably and efficiently deliver logistics solutions to its customers across the United States.

For more information, visit www.stratacritical.com
About Keystone Perfusion
Keystone Perfusion Services is a leading nationwide provider of normothermic regional perfusion, organ recovery and comprehensive cardiovascular care solutions. Keystone's organ transplant service line is dedicated to supporting organ procurement organizations and transplant centers by offering a complete range of services, including all necessary equipment, disposables, and expert personnel, including highly trained organ recovery surgeons, physician assistants, and perfusionists to ensure successful organ recovery processes. Keystone's cardiac care services business line delivers safe and reliable solutions that enhance patient outcomes and support the needs of health systems including perfusionists, perfusion equipment rental and related services.

For more information, visit www.keystoneperfusion.com.

(1) We have not reconciled the forward-looking Adjusted EBITDA and Free Cash Flow guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Exhibit 99.1
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to the anticipated benefits and synergies anticipated with the acquisition of Keystone, the anticipated financial performance of the combined company, analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the impact and anticipated benefits of the acquisition of Keystone), the impact of such acquisition on Strata’s financial performance and liquidity outlook, Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial and liquidity outlook and guidance for 2025 and beyond), the composition and performance of its fleet, results of operations, industry environment and growth opportunities and new product lines and partnerships. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include:; unexpected costs, charges, or expenses resulting from the recently completed divestiture of Strata’s passenger business; any failure to realize the anticipated efficiencies and benefits of the acquisition of Keystone; our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the impact of the recently completed sale of the passenger business, any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately

Exhibit 99.1
operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com